Exhibit 107
CALCULATION OF FILING FEE TABLES
S-3
(Form Type)

Bristol-Myers Squibb Company
BMS Ireland Capital Funding Designated Activity Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be carried Forward
Newly Registered Securities
Fees to Be Paid	1	Debt	Debt Securities of Bristol-Myers Squibb Company	457(r)				0.00013810
Fees to Be Paid	1	Equity	Preferred Stock	457(r)				0.00013810
Fees to Be Paid	1	Equity	Common Stock	457(r)				0.00013810
Fees to Be Paid	1	Other	Depositary Shares	457(r)				0.00013810
Fees to Be Paid	2	Other	Warrants	457(r)				0.00013810
Fees to Be Paid	1	Debt	Debt Securities of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees to Be Paid	3	Other	Guarantees of Debt Securities of BMS Ireland Capital Funding Designated Activity Company	457(r)				0.00013810
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$0.00		$0.00
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								$0.00
	Net Fee Due								$0.00

(1)	(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, Bristol-Myers Squibb Company and BMS Ireland Capital Funding Designated Activity Company (the ''Registrants'') are deferring payment of all of the registration fee. Registration fees will be paid subsequently on a ''pay as you go'' basis. The Registrants will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.
(b) An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices, including securities that may be issued upon exercise, conversion, settlement or exchange of, any securities offered hereunder.
(c) The amount registered, proposed maximum offering price per unit and the maximum aggregate offering price are not specified as to each class of securities to be registered, pursuant to General Instruction II.E. of Form S-3.
(d) The amount registered, proposed maximum offering price per unit and the maximum aggregate offering price are exclusive of accrued interest and accumulated dividends, if any.

(2)	See note 1. Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

(3)	See note 1. Bristol-Myers Squibb Company may fully and unconditionally guarantee any series of Debt Securities issued by BMS Ireland Capital Funding Designated Activity Company under this registration statement. No separate consideration will be received for any guarantee of debt securities. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate registration fee will be paid in respect of such guarantees.